Exhibit 10.13

                                   AGREEMENT

          Agreement dated as of October 29, 1999 ("Agreement") among Laura Kozelouzek, an individual residing at 50 West 72nd Street, Apartment 712, New York, New York 10023 (the "Employee"), Reckson Service Industries, Inc., a Delaware corporation ("RSI"), and VANTAS Incorporated, a Nevada corporation ("VANTAS"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Stockholders' Agreement (as hereinafter defined).

                             W I T N E S S E T H :

          WHEREAS, the Employee is a stockholder of VANTAS and party to a Fifth Amended and Restated Stockholders' Agreement dated as of July 29, 1999 (the "Stockholders' Agreement") by and among VANTAS and the other
Securityholders identified therein;

          WHEREAS, the Employee is an "at will" employee of VANTAS;

          WHEREAS, the Employee has requested that RSI and VANTAS enter into this Agreement in order to encourage the Employee to maintain her equity position in, and continue her employment with, VANTAS; and

          WHEREAS, each of RSI and VANTAS is willing to enter into this Agreement;

          NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and undertakings contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Ownership of VANTAS Equity Securities.
             --------------------------------------

          (1) Schedule A to this Agreement sets forth the number of (i) shares of Common Stock and Preferred Stock (the "Outstanding Shares"), (ii) shares of Common Stock issuable under Warrants (the "Warrant Shares") and
(iii) shares of Common Stock issuable under vested and unvested Options granted under the VANTAS 1996 Stock Option Plan beneficially owned (as such term is defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) by the Employee as of October 14, 1999 (collectively, the "Employee Securities"). The Employee hereby represents to RSI that the information set forth on Schedule A to this Agreement is true, correct and complete. The Employee hereby further represents and warrants to RSI that she has not made any Transfer of any of her Shares, Warrants or Options to a Permitted Transferee or otherwise.

          (2) The Employee hereby acknowledges that in the event she shall Transfer any of the Employee Securities to one or more Permitted Transferees, the Employee Securities so Transferred shall continue to be subject to the terms and conditions of this Agreement. The Employee hereby covenants, for the benefit of RSI and VANTAS, that she shall cause each of her Permitted Transferees to take all such action as shall be necessary in order to enable the Employee to fully perform her obligations with respect to the Employee Securities hereunder.

          2. Exchange Transaction.
             ---------------------

          (1) At the Exchange Closing (as hereinafter defined), RSI shall issue the RSI Shares (as hereinafter defined) to the Employee in exchange (the "Exchange Transaction") for the Exchange Securities (as hereinafter defined). For purposes of this Agreement, the term "Exchange Securities" means that number (which if not a whole number shall be rounded up to the nearest whole number) of Option Shares (as hereinafter defined) equal to the product obtained by multiplying (i) the number of shares of the Employee Securities by (ii) thirty percent (30%); provided, however, that in the event the number of Option Shares is insufficient to constitute all of the Exchange Securities, the balance (but only the balance) of the Exchange Securities shall be comprised of Outstanding Shares. For purposes of this Agreement, the term "Option Shares" means shares of Common Stock issued as a result of the exercise, at or prior to the effective time of the Exchange Closing, of Options included within the Employee Securities. For purposes of this Agreement, the term "RSI Shares" means that number (which if not a whole number shall be rounded up to the nearest whole number) of shares of RSI's common stock, $0.01 par value per share ("RSI Common Stock"), equal to the quotient obtained by dividing (i) the Exchange Amount (as hereinafter defined) by (ii) $19.00. For purposes of this Agreement, the term "Exchange Amount" means thirty percent (30%) of the sum of the (i) product obtained by multiplying (A) $8.00 by (B) the number of Outstanding Shares and Option Shares and (ii) difference between the (A) product obtained by multiplying (1) $8.00 by (2) the number of Warrant Shares and shares of Common Stock issuable under Options included within the Employee Securities, if any, which have not been exercised at or prior to the effective time of the Exchange Closing and
(B) aggregate exercise price of the Warrants included within the Employee Securities and Options, if any, included within the Employee Securities which have not been exercised at or prior to the effective time of the Exchange Closing. The Employee hereby acknowledges that in order to receive the RSI Shares at the Exchange Closing, she must first take all necessary action (including, without limitation, delivery of the exercise price therefor and all required exercise documentation to VANTAS) to exercise all or a portion of her Options included within the Employee Securities at or prior to the effective time of the Exchange Closing.

          (2) Subject to the closing of the purchase of the equity securities of VANTAS covered by the Transfer Offer (as such term is defined in the Stockholders' Agreement) made by Cahill, Warnock Strategic Partners Fund L.P., Strategic Associates L.P. and David L. Warnock, the closing (the "Exchange Closing") for the Exchange Transaction shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016 at 11:00 a.m. (New York City time) on such date (which shall in no event be later than December 31, 1999) as shall be designated in writing by RSI to the Employee. At the Exchange Closing, RSI shall deliver to the Employee the stock certificate evidencing the RSI Shares registered in the name of the Employee, which shares shall have been duly authorized and validly issued, and shall be fully paid and non-assessable and free of preemptive rights. At the Exchange Closing, the Employee shall deliver to RSI the stock certificate(s) evidencing the Exchange Securities, duly endorsed in blank or accompanied by stock powers duly executed in blank in proper form for transfer and with all required stock transfer stamps attached, free and clear of any title defect, objection, security interest, pledge, encumbrance, mortgage, lien, charge, claim, option, preferential arrangement or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Liens"), other than those Liens, if any, existing under the Stockholders' Agreement. At the Exchange Closing, VANTAS, subject to (i) the proviso contained in Section 3(a) hereof and (ii) Section 3(c) hereof, shall deliver to the Employee a check payable to the order of the Employee in an amount equal to the Additional Compensation (as hereinafter defined).

          (3) In connection with each registration statement filed by RSI under the Securities Act of 1933, as amended (the "Securities Act"), after the date of the Exchange Closing registering a secondary offering ("Offering") of equity securities of RSI, RSI shall use commercially reasonable efforts to afford the Employee "piggy back" registration rights with respect to the RSI Shares issued to the Employee pursuant to this Agreement. Notwithstanding the foregoing, in connection with each such Offering effected pursuant to the terms of a registration rights or underwriting agreement ("Offering Agreement"), RSI shall not be obligated to provide the aforesaid "piggy back" registration rights unless the Employee shall have entered into a registration rights or underwriting agreement with RSI containing terms and conditions similar to those contained in the Offering Agreement.

          3. Additional Compensation.
             ------------------------

          (1) In connection with the Employee's receipt of the Exchange Securities at the Exchange Closing, VANTAS shall make a cash payment (the "Additional Compensation") to the Employee, in the manner provided for in
Section 2(b) hereof, in an amount that after reduction for federal, state and local personal income taxes owed by the Employee with respect to the Additional Compensation is sufficient to pay the federal, state and local personal income taxes of the Employee arising from her (i) exercise of the Options underlying the Option Shares and (ii) receipt of the Exchange Securities; provided, however, that VANTAS' obligation to pay the Additional Compensation is expressly conditioned upon the Employee having demonstrated to VANTAS' reasonable satisfaction (prior to the date of the Exchange Closing) the basis for the calculation of the Additional Compensation. In the event that the Employee shall receive a refund ("Refund") from any federal, state or local taxing authority on account of the taxes associated with the Additional Compensation, the Employee shall promptly remit the full amount of such Refund to VANTAS and, following VANTAS' receipt thereof, the amount of the Additional Compensation for all purposes of this Agreement shall be reduced by the amount of such Refund.

          (2) In the event that either the (i) employment of the Employee is terminated for "cause" as such term is defined in the VANTAS 1999 Stock Option Plan or (ii) Employee voluntarily terminates her employment, in either case, prior to the second anniversary of the date of the Exchange Closing (each a "Repayment Event"), then the Employee shall be obligated to repay the Additional Compensation to VANTAS within ninety (90) days after the date of the Repayment Event. The Employee's obligation to repay the Additional Compensation pursuant to this Section 3(b) shall be recourse only to the VANTAS equity securities owned by the Employee and her Permitted Transferees on the date of the occurrence of the Repayment Event and any proceeds realized from the sale of any VANTAS equity securities pursuant to any long term incentive program hereafter adopted by VANTAS, unless the Employee has transferred such securities in violation of the Company's policy governing the Employee's right to transfer such securities or in contravention of any agreement between the Employee and the Company or RSI, in which event(s) the Employee's obligation to repay the Additional Compensation shall be full personal recourse against the Employee.

          (3) To secure the prompt payment to VANTAS of the Additional Compensation in the event that a Repayment Event shall occur, the Employee shall, at the Exchange Closing, execute and deliver to VANTAS UCC-1 financing statements and a pledge agreement, in each case in form and substance satisfactory to VANTAS, pursuant to which the Employee shall pledge and otherwise grant to VANTAS a security interest in all of her right, title and interest in the Employee Securities (other than the Exchange Securities). Concurrently with the Employee's execution and delivery of the aforesaid pledge agreement, the Employee shall also deliver to VANTAS the certificates and other instruments representing the Employee Securities (other than the Exchange Securities) required to be pledged thereunder.

          4. Accredited Investor. Each of the Employee and RSI
             -------------------
represents and warrants to the other that she or it, as the case may be (i) is an "accredited investor" (as that term is defined in Regulation D promulgated under the Securities Act); (ii) has requested and received all information she or it, as the case may be, considers necessary or appropriate for deciding whether to engage in the Exchange Transaction; (iii) has such knowledge and experience in financial or business matters that she or it, as the case may be, is capable of evaluating the merits and risks of engaging in the Exchange Transaction; (iv) has the ability to protect her or its, as the case may be, own interests in the Exchange Transaction; and (v) is financially capable of bearing the total loss of her or its, as the case may be, investment in any securities acquired pursuant to the Exchange Transaction. Each of the Employee and RSI shall not transfer or otherwise dispose of any of the securities subject to the Exchange Transaction, except in accordance with applicable federal and state securities laws or the rules and regulations promulgated thereunder.

          5. Adjustments. In the event of any change in the number of
             -----------
shares representing the shares of RSI Common Stock or any of the Employee Securities by reason of any stock dividend, stock split, subdivision, merger, recapitalization, consolidation, reorganization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of RSI or VANTAS (including, without limitation, the declaration or payment of an extraordinary dividend of securities) which would have the effect of increasing or decreasing the number of shares comprising the RSI Common Stock or the Employee Securities, the number and kind of the shares subject to the Exchange Transaction and the valuation and consideration payable in respect of such shares shall be appropriately adjusted to restore to the parties hereto their rights and privileges under this Agreement.

          6. Specific Performance. The Employee recognizes and
             --------------------
acknowledges that the market for the Shares of VANTAS is limited and that, accordingly, in the event of a breach or default by the Employee of the terms and conditions of this Agreement involving any of the Employee Securities, the damages to RSI may be impossible to ascertain and RSI will not have an adequate remedy at law. In the event of any such breach or default, RSI shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to enforce the specific performance of the terms and conditions of this Agreement, to enjoin further violations of the provisions of this Agreement and/or to obtain damages. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies which RSI may have under this Agreement or at law.

          7. Legend. Each certificate, instrument or agreement representing
             ------
Employee Securities shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN AN AGREEMENT DATED AS OF OCTOBER 29, 1999, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER. NO TRANSFER OF SUCH SECURITIES SHALL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

          8. Covenants of VANTAS and RSI. VANTAS hereby covenants for
             ---------------------------
the benefit of the Employee that it shall take all such necessary action to adopt the long term incentive program (the "Program") substantially in the form described on Schedule B to this Agreement no later than February 28, 2000. RSI hereby covenants for the benefit of the Employee that it shall recommend to the individuals nominated by RSI and who are serving on the VANTAS board of directors that they vote in favor of the adoption of the Program.

          9. Miscellaneous.
             -------------

          (1) This Agreement contains, and is intended as, a complete statement of all of the terms of the arrangements and understandings among the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings among the parties with respect to those matters.

          (2) This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York without regard to its principles of conflicts of law. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in New York, New York. In the event of any dispute as to the terms of this Agreement, the prevailing party in any litigation or other proceeding shall be entitled to its reasonable attorneys' fees, costs and expenses in connection therewith.

          (3) All notices and other communications under this Agreement shall be in writing and shall be hand delivered, mailed by registered or certified mail, return receipt requested (with a copy simultaneously by ordinary mail), or recognized overnight delivery service to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other parties pursuant to this provision):

                      If to RSI, to:

                      Reckson Service Industries, Inc.
                      10 East 50th Street
                      New York, New York  10022
                      Attention:   Jason M. Barnett, Esq.
                                   Stephen M. Rathkopf, Esq.

                      with a copy to:

                      Herrick, Feinstein LLP
                      Two Park Avenue
                      New York, New York  10016
                      Attention:   Irwin A. Kishner, Esq.

                      If to VANTAS, to:

                      VANTAS Incorporated
                      90 Park Avenue
                      New York, New York  10016
                      Attention:   Steven M. Cooperman, Esq.

                      If to the Employee, to the Employee's address contained in the preamble of this Agreement.

          Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

          (4) No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the parties hereto. The failure of a party at any time or times to require performance of any provision hereof shall in no manner be deemed to affect the party's right at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or of the breach of any other term or provision of this Agreement.

          (5) This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. The rights and obligations of any party hereto may not be assigned or transferred without the prior written consent of the other parties hereto.

          (6) From and after the date hereof, each of the parties hereto agrees to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

          (7) Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires.

          (8) Nothing contained in this Agreement shall confer upon the Employee any right to continue to render services to VANTAS or affect the right of VANTAS to terminate the employment of the Employee at any time with or without cause, reason or justification. The Employee hereby acknowledges for the benefit of VANTAS the "at will" nature of its employment with VANTAS.

          (9) Time shall be of the essence with respect to all notices required to be given, all payments and other deliveries required to be made and all conditions required to be satisfied under this Agreement.

      [REMAINDER OF PAGE INTENTIONALLY OMITTED; SIGNATURE PAGE TO FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                            VANTAS INCORPORATED




                                            By:  /s/ David W. Beale
                                               ----------------------------
                                                Name:  David W. Beale
                                                Title: President,
                                                       Chief Executive Officer



                                            RECKSON SERVICE INDUSTRIES, INC.





                                            By:  /s/ Jason Barnett
                                               ----------------------------
                                                Name:  Jason Barnett
                                                Title: Executive Vice President






                                            By:  /s/ Laura Kozelouzek
                                               ----------------------------
                                                Name:  Laura Kozelouzek

                                  SCHEDULE A


                                                    Number of Shares of Common
Number of Shares of    Number of Shares of          Stock Issuable Under
Common Stock and       Common Stock Issuable        Options Granted Under the
Preferred Stock        Under Warrants               1996 Stock Option Plan
-------------------    ---------------------        --------------------------
   60,526                     5,000                     160,000

                                  SCHEDULE B

                          LONG TERM INCENTIVE PROGRAM
                             FOR VANTAS EMPLOYEES

10. Loan Facility. The intent of this facility is to provide liquidity for employees' needs while allowing them to maintain ownership of VANTAS equity. The loans will be available for any purpose to all employees. The loans will be administered by the compensation committee or any subcommittee designated by the compensation committee. The minimum loan will be $15,000. A maximum aggregate loan amount shall be set each year by the compensation committee. The loans will be full recourse (except for the employee's residence and any assets in a living trust) and be secured by the employee's equity (including vested options) in VANTAS and other securities owned by the employee. The loans will not exceed 50% loan to value at the time made and will be for a term of 3 years but payable in full, in any event, 60 days after termination of employment for any reason. If the value of the collateral falls such that the collateral value is less than 120% of the dollar amount of the loan, then the loan shall become immediately due and payable unless additional securities are posted as collateral. Interest will accrue at the applicable minimum federal rate and be paid with principal in a balloon payment upon maturity. There will be no prepayment penalty.

11. Phased Buyout. After an employee has been employed by the Company for 12 consecutive months, commencing December 2000, the employee can liquidate 25% of his vested equity holdings (the "Buyout Amount") at the end of each calendar year (subject to repayment of any outstanding loans for which this equity is collateral); provided, however, an employee may not include within the Buyout Amount any shares of VANTAS common stock acquired as a result of the exercise of any option effected within the six-month period immediately preceding the date on which the employee elects to engage in a Buyout Amount liquidation. The employee must elect in December, but can arrange to have this liquidation effectuated in January. VANTAS will pay the fair market value for such shares as determined by the last valuation made by the valuation committee. Except as set forth below, upon termination of employment, VANTAS will have no obligation to purchase the remaining vested equity in the Company owned by the employee unless the employment was terminated by the Company without cause (as defined under common law or, in the case of an employee with an employment agreement, under the terms of such employment agreement), in which case the employee will be entitled, for 60 days thereafter, to sell all his vested equity to the Company at fair market value as aforesaid. Additionally, unless an employee's employment was terminated for cause (as defined under common law or, in the case of an employee with an employment agreement, under the terms of such employment agreement), if the employee was employed by the Company for at least 36 consecutive months prior to termination of employment, then the employee also will be entitled to sell all his vested equity to the Company as aforesaid. Nothing contained herein shall limit the rights of VANTAS to repurchase shares acquirable pursuant to the exercise of options granted under the VANTAS 1999 Option Plan in accordance with the terms of such plan. Subject to the employee's right to sell VANTAS equity securities as provided above in this
          Section 2, the Company will have the right, for a 6-month period following the expiration of any period associated with the aforesaid sale right of the employee, to purchase all of the employee's vested equity securities at the fair market value as of the effective date of termination of employment.

12. The Valuation Committee. The Compensation Committee will form a valuation subcommittee, whose members initially will be: an investment banker, an accountant, David Beale (who will remain a member so long as he is a Director and the CEO of the Company), Scott Rechler and Steve Rathkopf. Every 6 months, the valuation committee will meet and establish the fair market value of the Company. The committee will establish fair market value by applying a multiple to current EBITDA, which multiple will be based on internal and external conditions at the time the committee meets. If there is an equity sale to an arms length, bona fide third party, the price paid would establish then current fair market value.

13. Section 5.4(e) Options and 5.4(e) Shares. Notwithstanding anything to the contrary set forth in paragraphs 1 and 2 above, in the case of the 793,075 options ("5.4(e) Options") that became vested in accordance with Section 5.4(e) of the VANTAS 1996 Option Plan, neither the net vested equity in the 5.4(e) Options nor the shares ("5.4(e) Shares") acquired by exercise of such options may be (a) borrowed against under the loan facility, (b) included in the vested equity holdings for calculation of the Buyout Amount, or (c) sold to the Company upon termination of employment, except as follows: (i) in December 2001, 50% of the 5.4(e) Shares will be subject to the provisions of paragraphs 1 and 2 above; and (ii) in December 2002, the remaining 50% of the 5.4(e) Shares will be subject to the provisions of paragraphs 1 and 2 above.

14. Termination of Long Term Incentive Program. Upon a public offering of VANTAS shares, the foregoing provisions shall all expire except as to any loans outstanding at the time of such public offering and the repayment of and security therefor.